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                          Logo of Arthur Andersen LLP

                                                                    Exhibit 23.8

                        Consent of Independent Auditors

     We consent to the reference to our firm under the caption Experts and to the use of our report dated February 16, 1998, with respect to the financial statements of Connecticut Business Systems, Inc., included in the Registration Statement (Form S-1; File Number 333-48103), any Registration Statement relating to such Registration Statement under Rule 462 and any related Prospectus of Global Imaging Systems, Inc. for the registration of its common stock.

/s/ Arthur Andersen LLP

Hartford, Connecticut
May 11, 1998